UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 22, 2008
ENCORE ENERGY PARTNERS LP
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33676 (Commission File Number)	20-8456807 (IRS Employer Identification No.)

777 Main Street, Suite 1400, Fort Worth, Texas (Address of principal executive offices)	76102 (Zip Code)
Registrant’s telephone number, including area code: (817) 877-9955
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     On February 8, 2008, Encore Energy Partners LP (the “Partnership”) filed a Current Report on Form 8-K to report, among other things, the closing of its purchase of certain oil and natural gas properties and related assets in the Permian Basin of West Texas and the Williston Basin of North Dakota (the “Permian and Williston Basin Assets”) from Encore Operating, L.P. (“Encore Operating”), an indirect wholly owned subsidiary of Encore Acquisition Company.
     Because the Permian and Williston Basin Assets were acquired from an affiliate, applicable accounting standards required the acquisition to be accounted for as a transaction between entities under common control, similar to a pooling of interests. As a result, the assets and liabilities of the Permian and Williston Basin Assets were recorded at Encore Operating’s historical cost instead of fair value at the date of acquisition, and the Partnership’s historical financial information was recast to include the acquired properties for all periods that such properties were owned by Encore Operating. Accordingly, the Partnership has recast certain information included in its 2007 Annual Report on Form 10-K (“2007 Annual Report”) filed with the Securities and Exchange Commission (“SEC”) on February 28, 2008 as follows:
•	Item 6. Selected Financial Data;

•	Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and

•	Item 8. Financial Statements and Supplementary Data.
     The recast financial information of the Partnership is filed as Exhibits 99.1, 99.2, and 99.3 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference. Except with respect to the limited matters described above, the recast information included in this Report has not been updated to reflect events subsequent to the filing of the 2007 Annual Report. This Report should be read in conjunction with the portions of the 2007 Annual Report that have not been recast herein, as well as in conjunction with the Partnership’s Quarterly Report on Form 10-Q for the quarterly periods ended March 31, 2008 and June 30, 2008 and other Current Reports on Form 8-K filed by the Partnership with the SEC after the 2007 Annual Report.
     In addition to the recast financial information of the Partnership, the consolidated audited balance sheet of Encore Energy Partners GP LLC (the “General Partner”), a limited liability company and general partner of the Partnership, as of December 31, 2007 and the supplemental unaudited consolidated balance sheet of the General Partner as of June 30, 2008 are filed as Exhibits 99.4 and 99.5 of this Report, respectively, and are incorporated herein by reference.
     All references in this Report to the “Partnership,” “ENP,” “we,” “us,” “our,” and similar terms refer to Encore Energy Partners LP and its subsidiaries.
Cautionary Statement Regarding Forward-Looking Statements
     Certain information included or incorporated by reference in this Report and other materials filed with the SEC, or in other written or oral statements made or to be made by us, other than statements of historical fact, are forward-looking statements. These forward-looking statements give our current expectations or forecasts of future events. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “may,” “will,” “could,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “should,” “predict,” “potential,” “pursue,” “target,” “continue,” and other words and terms of similar meaning. In particular, forward-looking statements included relate to, among other things, the following:
•	expected capital expenditures and the focus of our capital program;

•	areas of future growth;

•	our development program;

•	future secondary development and tertiary recovery potential;

•	anticipated prices for oil and natural gas and expectations regarding differentials between wellhead prices and benchmark prices (including, without limitation, the effects of increased Canadian oil production and refinery turnarounds);

•	projected results of operations;

•	timing and amount of future production of oil and natural gas;

•	availability of pipeline capacity;

•	expected commodity derivative positions and payments related to commodity derivative contracts;

•	expectations regarding working capital, cash flow, and anticipated liquidity;

•	projected borrowings or repayments under our revolving credit facility; and

•	the marketing of our oil and natural gas.
     Readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this Report. Our actual results may differ significantly from the results discussed in the forward-looking statements. Such statements involve risks and uncertainties, including, but not limited to, the matters discussed in “Item 1A. Risk Factors” of our 2007 Annual Report and in our other filings with the SEC. If one or more of these risks or uncertainties materialize (or the consequences of such a development changes), or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We undertake no responsibility to update forward-looking statements for changes related to these or any other factors that may occur subsequent to this filing for any reason.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits.

23.1	Consent of Ernst & Young LLP.

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.

99.4	Encore Energy Partners GP LLC Consolidated Balance Sheet as of December 31, 2007.

99.5	Encore Energy Partners GP LLC Unaudited Consolidated Balance Sheet as of June 30, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCORE ENERGY PARTNERS LP
	By:	Encore Energy Partners GP LLC, its general partner

Date: September 22, 2008	By:	/s/ Andrea Hunter
Andrea Hunter
Vice President, Controller, and Principal Accounting Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description

23.1	Consent of Ernst & Young LLP.

99.1	Selected Financial Data.

99.2	Management’s Discussion and Analysis of Financial Condition and Results of Operations.

99.3	Financial Statements and Supplementary Data.

99.4	Encore Energy Partners GP LLC Consolidated Balance Sheet as of December 31, 2007.

99.5	Encore Energy Partners GP LLC Unaudited Consolidated Balance Sheet as of June 30, 2008.